Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officers of Corgenix Medical Corporation, a Nevada corporation (the “Company”), do hereby certify with respect to the Quarterly Report of Corgenix Medical Corporation on Form 10-Q for the quarter ended December 31, 2013 as filed with the Securities an Exchange Commission (the “10-Q Report”) that:

i.             the 10-Q Report fully complies with the guidance of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.          the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                   February 13, 2014

This Certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed to be “filed” as part of the quarterly report on Form 10-Q that it accompanies.

/s/ Douglass T. Simpson
President and Chief Executive Officer

/s/ William H. Critchfield
Senior Vice President Operations and Finance and Chief Financial Officer